Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-44204, 333-34648, 33-86930, 33-90392, 33-96620, 33-97490, and 333-132447), and in the Registration Statements on Form S-8 (Nos. 333-45118, 333-40508, 333-44212, 33-41027, 33-80988, 33-94790, 33-80992, 333-142980, 333-13387, 333-13359, 333-13357, 333-56244, 333-48110, 333-35276, 333-34622, 333-94999, 333-92885, 333-87039, 333-55983, 333-55991, 333-34671, 333-81414, 333-102747, 333-133830, 333-115123, 333-128427, 333-152966, 333-159174, 333-171321, 333-171295, 333-165153, and 333-181403) of our reports dated February 24, 2015, with respect to the consolidated financial statements and schedule of PMC-Sierra, Inc. and the effectiveness of internal control over financial reporting of PMC-Sierra, Inc. included in this Annual Report (Form 10-K) of PMC-Sierra, Inc. for the year ended December 27, 2014.

/s/ Ernst & Young LLP

San Jose, California
February 24, 2015